                                                                    EXHIBIT 99.7

                       SALTON, INC. ENTERS INTO DEFINITIVE
                   MERGER AGREEMENT WITH APPLICA INCORPORATED

LAKE FOREST, IL, February 8, 2007 - Salton, Inc. (NYSE:SFP) today announced that Salton, its wholly-owned subsidiary SFP Merger Sub, Inc., and APN Holding Company, Inc. have entered into a definitive merger agreement whereby SFP Merger Sub will merge with and into APN Holding Company, the entity that acquired all of the outstanding common shares of Applica Incorporated on January 23, 2007. The merger would result in Applica and its subsidiaries becoming subsidiaries of Salton. As a result of the merger, the existing stockholders of APN Holding Company - Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. - would receive in the aggregate approximately 83 percent of the outstanding common stock of Salton immediately following the merger.

The combination of Salton and Applica is expected to create one of the largest U.S. public companies focused on the household small appliance industry, with the scale and customer relationships to provide category leadership and efficiencies. The combined company will have a broad portfolio of well recognized brand names such as Salton(R), George Foreman(R), Black & Decker(R), Westinghouse(TM), Toastmaster(R), Melitta(R), Russell Hobbs(R), Windmere(R), LitterMaid(R), Farberware(R) and Belson(R). Salton and its subsidiaries after the merger will continue to design, service, market and distribute a wide range of products under these brand names, including small kitchen and home appliances, electronics for home, time products, lighting products, and personal care and wellness products.

Salton estimates that the combined company will have consolidated annual sales of in excess of $1 billion with a targeted EBITDA margin of at least 10% within 18 to 24 months following the closing. The anticipated consolidated debt level at closing is between $350 and $400 million, with targeted consolidated debt levels of between 3 and 4 times EBITDA within 18 to 24 months following the closing.

The combination of Salton and Applica is expected to provide enhanced scale which should enable the combined company to reduce costs; attract new and expand existing customer relationships; capitalize on organic and external growth opportunities more effectively than either company could have on a stand alone basis; improve cost of goods through larger volume purchasing; and benefit from improved capital structure flexibility. In addition, Salton and Applica have complementary geographic strengths that can be utilized to enhance the distribution of each company's products outside the United States. In particular, Salton's business is well established in Europe, Australia and Brazil (with additional distribution in Southeast Asia, Middle East and South Africa), while Applica's business is well established in Mexico, South America and Canada.

The executive leadership of the combined companies after the merger is expected to consist of members of both Salton's and Applica's existing management teams as well as new management personnel,.

Commenting on the transaction, Leonhard Dreimann, President and Chief Executive Officer of Salton, said "We are pleased to announce this strategically and financially compelling transaction that is the result of our previously announced review of strategic alternatives to enhance stockholder value. The combination of Salton and Applica is expected to create the opportunity for significant value enhancement for Salton stockholders, as well as benefit customers and employees, as a result of the expanded brand portfolios, strengthened international presence and improved capital structure flexibility of the combined companies. The combined company can operate more efficiently than either Applica or Salton on a stand alone basis, and will benefit significantly from cost and revenue synergies. The combined company is expected to achieve pre-tax annual run-rate cost synergies of at least $50 million by the end of fiscal 2008."

Terry Polistina, Chief Operating Officer and Chief Financial Officer of Applica, added, "The combined company will be well positioned as a leading provider of high quality, innovative consumer appliances around the world. The company will be able to leverage brands, products and geographies, as well as provide the scale to drive organic growth. In addition, we believe the combined company will be a compelling platform for future expansion in our industry."

The companies intend to complete this transaction by the end of the second calendar quarter of 2007. The consummation of the merger is subject to various conditions, including the approval by the Company's stockholders, the delivery by APN Holdco of executed financing commitments within 45 days of the date of the merger agreement, the funding of those or alternative commitments and the absence of legal impediments to the consummation of the merger. The wailing period with respect to the merger under the Hart-Scott-Rodino Antitrust Improvements Act expired in January 2007.

Houlihan Lokey Howard & Zukin acted as financial advisor and Sonnenschein Nath & Rosenthal LLP acted as legal advisor to Salton. Lazard Freres & Co. LLC acted as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Harbinger Capital Partners.

ABOUT SALTON, INC.

Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, time products, lighting products and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as Salton(R), George Foreman(R), Westinghouse
(TM), Toastmaster(R), Melitta(R), Russell Hobbs(R), Farberware(R), Ingraham(R) and Stiffel(R). It believes its strong market position results from its well-known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.

ABOUT APPLICA

Applica and its subsidiaries are marketers and distributors of a broad range of branded and private-label small household appliances. Applica markets and distributes kitchen products, home products, pest control products, pet care products and personal care products. Applica markets products under licensed brand names, such as Black & Decker (R); its own brand names, such as Windmere(R), LitterMaid(R), Belson(R) and Applica(R); and other private-label brand names. Applica's customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Mexico, Latin America and the Caribbean. Additional information about Applica is available at www.applicainc.com

The statements contained in the news release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the ability of APN Holdco to obtain executed debt commitment letters within 45 days of the date of the merger agreement and the funding thereof, (2) the failure to obtain approval of the merger from Salton stockholders, (3) the failure to obtain required third party consents to the merger, (4) the ability of the two businesses to be integrated successfully, (5) the ability of the new company to fully realize the cost savings and any synergies from the proposed transaction within the proposed time frame, (6) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers, (7) the failure to maintain continued listing on the New York Stock Exchange of Salton's common stock, (8) customer acceptance of the new combined entity, (9) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric household appliances, economic conditions and the retail environment, (10) bankruptcy of or loss of major retail customers or suppliers, (11) changes in costs including transportation costs, of raw materials, key component parts or sourced products, (12) delays in delivery or the unavailability of raw materials, key component parts or sourced products,
(13) changes in suppliers, (14) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Salton and Applica buy, operate and/or sell products, (15) product liability, regulatory actions or other litigation, warranty claims or returns of products, (16) customer acceptance of changes in costs of, or delays in the development of new products,
(17) delays in or increased costs of restructuring programs and (18) increased competition, including consolidation within the industry; as well as other risks and uncertainties detailed from time to time in Salton's Securities and Exchange Commission filings.

Investors and security holders are urged to read the proxy statement when it becomes available and any other relevant documents to be filed with the SEC in connection with the proposed transaction because it will contain important information about Salton, Applica Incorporated and the proposed transaction.

Investors and security holders may obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Salton may be obtained free of charge by directing such requests to Salton, Inc., 1955 W. Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone (847) 803-4600, or from Salton's website at WWW.salton.com.

Salton and certain of its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from Salton stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement. In addition, information about Salton's directors, executive officers and members of management is contained in Salton's most recent proxy statement, which is available on Salton's website and at www.sec.gov. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC.

--------------
Black & Decker(R) is a trademark of The Black & Decker Corporation, Towson, Maryland.